FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 2, 2018

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Entrance into Compensatory Arrangements with Officers
On January 2, 2018, Lam Research Corporation (the “Company”) entered into Employment Agreements with Martin B. Anstice (the “Anstice Agreement”), Timothy M. Archer (the “Archer Agreement”), Douglas R. Bettinger (the “Bettinger Agreement”) and Richard A. Gottscho (the “Gottscho Agreement”) and, on January 2, 2018, the Company also entered into change in control agreements with Patrick J. Lord, Scott G. Meikle, Sarah A. O’Dowd, Vahid Vahedi and Sesha Varadarajan, each of which is substantially similar to the Company’s form of change in control agreement (the “Change in Control Agreement”). All of the agreements are effective as of January 1, 2018.
The following summaries of the terms of the agreements are qualified in their entirety by the respective texts of such agreements. The Anstice Agreement, the Archer Agreement, the Bettinger Agreement, the Gottscho Agreement, and the form of the Change in Control Agreement are attached as Exhibits 10.1-10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Anstice Agreement
The Anstice Agreement is effective January 1, 2018. The Anstice Agreement replaces the Employment Agreement between the Company and Mr. Anstice that was effective January 1, 2015 and expired by its terms on December 31, 2017. The Anstice Agreement provides that Mr. Anstice shall serve as the Company’s Chief Executive Officer for a three-year term commencing on January 1, 2018 and ending on December 31, 2020, subject to the right of the Company or Mr. Anstice, under certain circumstances, to terminate the agreement prior to such time.
Under the terms of the Anstice Agreement, Mr. Anstice receives a base salary of $990,000, which is reviewed at least annually and potentially adjusted. Mr. Anstice is also entitled to participate in any short-term or long-term variable compensation programs offered by the Company to its executive officers generally, subject to the applicable terms and conditions of those programs and the approval of the independent members of the board, and to participate in the Company’s Elective Deferred Compensation Plan. Mr. Anstice receives other benefits, such as health insurance, vacation, and benefits under other plans and programs generally applicable to executive officers of the Company.
If an Involuntary Termination (as defined in Mr. Anstice’s agreement) of Mr. Anstice’s employment occurs, other than in connection with a Change in Control (as defined in Mr. Anstice’s agreement), Mr. Anstice will be entitled to: (1) a lump-sum cash payment equal to 18 months of his then-current base salary, plus an amount equal to the average of the last five annual payments made to Mr. Anstice under the short-term variable compensation or any predecessor or successor programs (the “Short-Term Program,” and such average, the “Five-Year Average Amount”), plus an amount equal to the pro-rata amount he would have earned under the Short-Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro-rata portion to be calculated based on the performance results achieved under the Short-Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any long-term, cash-based variable-compensation programs of the Company (the “Long-Term Cash Programs”); (3) certain medical benefits; (4) conversion of the unvested Market-Based Performance Restricted Stock Unit (“mPRSU”) and Performance Restricted Stock Unit (“PRSU”) awards into a cash payment based on the Company’s performance through the date of termination and pro-rated based on time of service during the performance period prior to termination (as set forth in the award agreements); and (5) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or Restricted Stock Unit (“RSU”) awards that are not mPRSUs/PRSUs granted to Mr. Anstice at least 12 months prior to the termination date.
If a Change in Control of the Company (as defined in Mr. Anstice’s agreement) occurs during the period of Mr. Anstice’s employment, and if there is an Involuntary Termination of Mr. Anstice’s employment after the initial public announcement of the transaction or within the 18 months following the Change in Control (the “Change in Control Protection Period”), Mr. Anstice will be entitled to: a lump-sum cash payment equal to 24 months of Mr. Anstice’s then current base salary, plus an amount equal to 200% of the Five-Year Average Amount, plus an additional amount equal to the amount he would have earned under the Short-Term Program for the calendar year in which his employment is terminated multiplied by the number of full months worked in that calendar year divided by twelve; certain medical benefits; conversion of any mPRSUs/PRSUs outstanding as of the Change in Control into a cash award payable at time of termination calculated as set forth in the award agreements; vesting, as of the date of termination, of the unvested stock option or RSU awards that are not mPRSUs/PRSUs granted to Mr. Anstice prior to the Change in Control; and to the extent applicable, payment of any amounts accrued as of the Change in Control under any Long-Term Cash Programs, plus an amount equal to the remaining target amount under any Long-Term Cash Programs.
If Mr. Anstice’s employment is terminated due to disability or in the event of his death, Mr. Anstice (or his estate) will be entitled to: (1) the pro rata amount he would have earned under the Short-Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short-Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any applicable Long-Term Cash Programs; (3) certain medical benefits; (4) vesting, as of the date of termination, of at least 50% of the unvested stock option and RSU awards granted to Mr. Anstice prior to the date of termination (or a pro rata amount, based on period of service, if greater than 50%); and (5) vesting, as of the date of termination, of a portion of mPRSUs/PRSUs (as set forth in the award agreements).
If Mr. Anstice voluntarily resigns, he will be entitled to no additional benefits (except as he may be eligible for under the Company’s Retiree Health Plans), stock options, RSUs and mPRSUs/PRSUs will cease to vest on the termination date, and stock options will be canceled unless they are exercised within ninety days after the termination date. All RSUs (whether mPRSUs, PRSUs or otherwise) will be canceled on the termination date.
Mr. Anstice’s agreement also subjects Mr. Anstice to customary confidentiality and non-competition obligations during the term of the agreement, and non-solicitation obligations for a period of six months following the termination of his employment. The agreement also requires Mr. Anstice to execute a release in favor of the Company to receive the payments described above. Any compensation that is paid to Mr. Anstice by the Company is subject to any applicable compensation recovery policy.
Archer Agreement
The Archer Agreement is effective January 1, 2018. The Archer Agreement replaces the Employment Agreement between the Company and Mr. Archer that was effective January 1, 2015 and expired by its terms on December 31, 2017. The Archer Agreement provides that Mr. Archer shall serve as the Company’s Executive Vice President, Chief Operating Officer for a three-year term commencing on January 1, 2018 and ending on December 31, 2020, subject to the right of the Company or Mr. Archer, under certain circumstances, to terminate the agreement prior to such time.
Other than the severance terms described below, the terms of the Archer Agreement are substantively similar to those of the Anstice Agreement, with the following material difference: an initial base salary of $668,367 for Mr. Archer.
The severance terms of Mr. Archer’s agreement are generally similar to those of Mr. Anstice’s agreement, provided that (1) Mr. Archer will receive 12-months of base salary instead of 18-months in the event of his Involuntary Termination other than in connection with a Change in Control; and (2) instead of a payment of the Five-Year Average Amount, he will receive a payment of 50% of the Five-Year Average Amount. The Change in Control terms of Mr. Archer’s agreement are generally similar to those of Mr. Anstice’s agreement, provided that (1) Mr. Archer will receive 18-months base salary instead of 24-months in the event of his Involuntary Termination and (2) instead of a payment of 200% of the Five-Year Average Amount, he will receive a payment of 150% of the Five-Year Average Amount.

Bettinger Agreement
The Bettinger Agreement is effective January 1, 2018. The Bettinger Agreement replaces the Employment Agreement between the Company and Mr. Bettinger that was effective January 1, 2015 and expired by its terms on December 31, 2017. The Bettinger Agreement provides that Mr. Bettinger shall serve as an Executive Vice President and Chief Financial Officer of the Company for a three-year term commencing on January 1, 2018 and ending on December 31, 2020, subject to the right of the Company or Mr. Bettinger, under certain circumstances, to terminate the agreement prior to such time.

The terms of the Bettinger Agreement are substantively similar to those of the Archer Agreement, with the following material differences: an initial base salary of $584,010 for Mr. Bettinger. The severance and Change in Control terms of Mr. Bettinger’s agreement are generally similar to those of Mr. Archer’s agreement.
Gottscho Agreement
The Gottscho Agreement is effective January 1, 2018. The Gottscho Agreement replaces the Employment Agreement between the Company and Dr. Gottscho that was effective January 1, 2015 and expired by its terms on December 31, 2017. The Gottscho Agreement provides that Dr. Gottscho shall serve as an Executive Vice President of the Company for a three-year term commencing on January 1, 2018 and ending on December 31, 2020, subject to the right of the Company or Dr. Gottscho, under certain circumstances, to terminate the agreement prior to such time.
The terms of the Gottscho Agreement are substantively similar to those of the Archer Agreement with the following material difference: an initial base salary of $567,324 for Dr. Gottscho. The severance and Change in Control terms of Dr. Gottscho’s agreement are also generally similar to those of Mr. Archer’s agreement.
Change in Control Agreement
The Company entered into Change in Control Agreements with Drs. Lord, Meikle, and Vahedi, Ms. O’Dowd, and Mr. Varadarajan on January 2, 2018, effective January 1, 2018, each for a three-year term commencing on January 1, 2018 and ending on December 31, 2020, subject to the right of the Company or the executive officer, under certain circumstances, to terminate the agreement prior to such time. Ms. O’Dowd’s Change in Control Agreement replaces the Change in Control Agreement between the Company and Ms. O’Dowd that was effective January 1, 2015 and expired by its terms on December 31, 2017. The Change in Control Agreement provides that if a Change in Control (as defined in the agreement) of the Company occurs and there is an Involuntary Termination (as defined in the agreement) of his/her employment during the Change in Control Protection Period, he/she will be entitled to payments and benefits substantively similar to those contained in the Change in Control provisions of the Archer Agreement.
The Change in Control Agreement contains confidentiality, noncompetition, and non-solicitation terms that are substantively similar to those of the Anstice Agreement and require Drs. Lord, Meikle, and Vahedi, Ms. O’Dowd, and Mr. Varadarajan to execute a release in favor of the Company to receive the payments described in the previous paragraph.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

10.1	Employment Agreement with Martin B. Anstice, dated January 2, 2018*

10.2	Employment Agreement with Timothy M. Archer, dated January 2, 2018*

10.3	Employment Agreement with Douglas R. Bettinger, dated January 2, 2018*

10.4	Employment Agreement with Richard A. Gottscho, dated January 2, 2018*

10.5	Form of Change in Control Agreement*

*	Indicates management contract or compensatory plan or arrangement in which executive officers of the Company are eligible to participate.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 8, 2018	LAM RESEARCH CORPORATION
(Registrant)
/s/ George M. Schisler
George M Schisler
Vice President, General Legal Affairs